As filed with the Securities and Exchange Commission on August 28, 2008

Investment Company Act File No. 811-10631

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 8 (Check appropriate box or boxes)	[X]

MASTER INSTITUTIONAL MONEY MARKET LLC (Exact Name of Registrant as Specified in Charter)

One Financial Center Boston, Massachusetts 02111 (Address of Principal Executive Offices)
(617) 342-1600 (Registrant’s Telephone Number, including Area Code)

BARRY F.X. SMITH Master Institutional Money Market LLC One Financial Center Boston, Massachusetts 02111 (Name and Address of Agent for Service)

Copies to:

Counsel for the Registrant: John A. MacKinnon, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Howard B. Surloff, Esq. BlackRock Advisors LLC 100 Bellevue Parkway Wilmington, DE 19809

EXPLANATORY NOTE

This Registration Statement has been filed by Master Institutional Money Market LLC (the “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

The Master LLC is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 38 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-5149) of Merrill Lynch Funds for Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) dated August 28, 2008, and as may be amended from time to time (the “Trust Registration Statement”). Part A of the Trust Registration Statement includes the prospectus of the Trust.

     The Master LLC consists of five series — Merrill Lynch Premier Institutional Portfolio (the “Premier Institutional Portfolio”), Merrill Lynch Institutional Portfolio (the “Institutional Portfolio”), Merrill Lynch Government Portfolio (the “Government Portfolio”), Merrill Lynch Treasury Portfolio (the “Treasury Portfolio”) and Merrill Lynch Institutional Tax-Exempt Portfolio (the “Tax-Exempt Portfolio”) (each, a “Master Fund”).

The Trust consists of six series — Merrill Lynch Premier Institutional Fund (the “Premier Institutional Fund”), Merrill Lynch Institutional Fund (the “Institutional Fund”), Merrill Lynch Select Institutional Fund (the “Select Institutional Fund”), Merrill Lynch Treasury Fund (the “Treasury Fund”), Merrill Lynch Government Fund (the “Government Fund”) and Merrill Lynch Institutional Tax-Exempt Fund (the “Institutional Tax-Exempt Fund”). Each of the Premier Institutional Fund, Institutional Fund, Select Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in a corresponding portfolio of the Master LLC as set forth in the following chart:

Corresponding Feeder Fund	Corresponding Master Fund
Merrill Lynch Institutional Fund	Merrill Lynch Institutional Portfolio

Merrill Lynch Select Institutional Fund	Merrill Lynch Institutional Portfolio

Merrill Lynch Premier Institutional Fund	Merrill Lynch Premier Institutional Portfolio

Merrill Lynch Institutional Tax-Exempt Fund	Merrill Lynch Institutional Tax-Exempt Portfolio

Currently, these Funds are the only feeder funds that invest in the Master LLC. The Institutional Fund, Premier Institutional Fund, Select Institutional Fund, Institutional Tax-Exempt Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

PART A
AUGUST 28, 2008

MASTER INSTITUTIONAL MONEY MARKET LLC

Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

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Item 4. Investment Objectives, Principal Investment Strategies and Related Risks.

(a) Investment Objectives

     The investment objective of each of the Premier Institutional Portfolio and Institutional Portfolio is to seek maximum current income consistent with liquidity and the maintenance of a portfolio of high quality short-term money market securities. The investment objective of the Government Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The investment objective of the Treasury Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities that are direct obligations of the U.S. Treasury. The investment objective of the Institutional Tax-Exempt Portfolio is to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short term, high quality tax-exempt money market securities. The Treasury Portfolio and Government Portfolio have not yet commenced operations.

(b) Implementation of Investment Objectives

Premier Institutional Portfolio and Institutional Portfolio

Each Portfolio’s objectives are to seek maximum current income consistent with liquidity and the maintenance of a portfolio of high quality short term money market securities.

Outlined below are the main strategies the Portfolios use in seeking to achieve their investment objectives:

     Each Portfolio tries to achieve its objectives by investing in a diversified portfolio of short term money market securities. These instruments are dollar-denominated fixed-income securities that mature or reset to a new interest rate within 13 months. Other than U.S. Government and U.S. Government agency securities and certain securities issued by U.S. Government sponsored enterprises or U.S. Government instrumentalities, the Portfolios only invest in short term obligations (including short term promissory notes issued by corporations, partnerships, trusts and other entities, whether or not secured) that (1) have been rated in the highest rating category for short term debt obligations by at least two nationally recognized credit rating organizations; (2) have been rated in the highest rating category by a single nationally recognized credit rating organization if only one such organization has rated the security; (3) have been issued by an issuer rated in the highest rating category by a nationally recognized credit rating organization with respect to a class of debt obligations that is comparable in priority and security with the investment; or (4) if not rated, will be of comparable quality as determined by the Board of Directors.

Portfolio management will vary the types of money market instruments in each Portfolio’s portfolio, as well as the Portfolio’s average maturity, in response to its assessment of the relative value of different securities and future short term interest rates. Each Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

The money market obligations each Portfolio may buy are:

U.S. Government Securities — Debt securities issued and/or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

     U.S. Government Agency Securities — Debt securities issued and/or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government sponsored enterprises and U.S. Government instrumentalities. These securities may not be backed by the full faith and credit of the United States.

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     U.S. Government Agencies — entities that are part of or sponsored by the Federal government, such as the Government National Mortgage Association, the Tennessee Valley Authority or the Federal Housing Administration.

U.S. Government Sponsored Enterprises — private corporations sponsored by the federal government that have the legal status of government agencies, such as the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or the Federal National Mortgage Association. Securities issued by these entities are generally not supported by the full faith and credit of the United States.

U.S. Government Instrumentalities — supranational entities sponsored by the U.S. and other governments, such as the World Bank or the Inter-American Development Bank.

Bank Money Instruments — Obligations of commercial banks or other depository institutions, such as (but not limited to) certificates of deposit, bankers’ acceptances, bank notes and time deposits. Each Portfolio may only invest in obligations of savings banks and savings and loan associations organized and operating in the United States. Each Portfolio may invest in obligations of commercial banks issued by U.S. depository institutions, foreign branches or subsidiaries of U.S. depository institutions (called Eurodollar obligations) or U.S. branches or subsidiaries of foreign depository institutions (called Yankeedollar obligations). Each Portfolio may invest in Eurodollar obligations only if they are general obligations of the parent bank and in Yankeedollar obligations only if the branch or subsidiary is subject to the same bank regulations as U.S. banks.

Each Portfolio may also invest in bank money instruments issued by foreign branches and subsidiaries of foreign banks.

Commercial Paper — Obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short term funding.

     Repurchase Agreements — In a repurchase agreement, a Portfolio buys a security from another party, which agrees to buy it back at an agreed upon time and price. Collateral for a repurchase agreement may include types of securities that a Portfolio could not hold directly without the repurchase obligation.

Short Term Obligations. Corporate or foreign government debt and asset backed securities with a period of 397 days (13 months) or less remaining to maturity.

Floating Rate Obligations. Obligations of government agencies, corporations, depository institutions or other issuers that periodically reset their interest rate to reflect a current market rate, such as the federal funds rate or a bank’s prime rate, or the level of an interest rate index, such as the London Interbank Offered Rate (“LIBOR”) (a well-known short term interest rate index).

Insurance Company Obligations. Short term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

Master Notes. Variable principal amount demand instruments issued by securities firms and other corporate issuers.

Other strategies. In addition to the main strategies discussed above, these Portfolios may use certain other investment strategies.

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Other Eligible Investments. Other money market instruments permitted by Commission rules governing money market funds.

Reverse Repurchase Agreements. In a reverse repurchase agreement, a Portfolio sells a security to another party and agrees to buy it back at a specific time and price. Each Portfolio may invest in reverse repurchase agreements involving the money market securities described herein.

When-Issued, Delayed-Delivery and Forward Commitments. Each Portfolio may buy or sell money market securities on a when-issued, delayed-delivery and forward commitment basis. In these transactions, the Portfolio buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

These Portfolios may also lend their portfolio securities.

Government Portfolio

     The Government Portfolio’s objectives are to seek current income consistent with liquidity and security of principal by investing all of its assets in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

     The Portfolio currently has no investments.

     Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio tries to achieve its objective by investing all of its assets in U.S. Government securities, U.S. Government agency securities, and securities issued by U.S. Government sponsored enterprises, and repurchase agreements involving the securities described above. This policy is a non-fundamental policy of the Portfolio and may only be changed with at least 60 days’ prior notice to interest holders.

     In seeking to achieve the Portfolio’s objectives, Portfolio management varies the kinds of direct U.S. Government securities held in the portfolio and its average maturity. Portfolio management, as delegated by the Master LLC’s Board of Directors, decides which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Portfolio management seeks to improve the Portfolio’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Portfolio management seeks to improve the Portfolio’s yield by buying and selling securities based on these yield differences.

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The direct U.S. Government obligations the Portfolio may buy are:
•	U.S. Treasury obligations.
•	U.S. Government agency securities.
•	Variable rate U.S. Government agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate.
•	Deposit receipts, which represent interests in component parts of U.S. Treasury bonds or other U.S. Government or U.S. Government agency securities.

The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

     Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

     The Portfolio may also enter into reverse repurchase agreements involving securities described above. The Portfolio may also invest in the U.S. Government securities described above pursuant to purchase and sale contracts.

    The Portfolio may buy and sell U.S. Government securities on a when-issued, delayed-delivery or forward commitment basis. In these transactions, the Portfolio buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Portfolio may also lend its portfolio securities.

Treasury Portfolio

      This Portfolio’s objectives are to seek current income consistent with liquidity and security of principal by investing in a portfolio of short term marketable securities that are direct obligations of the U.S. Treasury.

The Portfolio currently has no investments.

Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio tries to achieve its objectives by investing all its assets in Treasury bills, notes and other direct obligations of the U.S. Treasury. This policy is a non-fundamental policy of the Portfolio and may only be changed with at least 60 days’ prior notice to interest holders.

     In seeking to achieve the Portfolio’s objectives, Portfolio management varies the kinds of direct U.S. Treasury securities held in the portfolio and its average maturity. Portfolio management, as delegated by the Master LLC’s Board of Directors, decides which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Portfolio management seeks to improve the Portfolio’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Portfolio management seeks to improve the Portfolio’s yield by buying and selling securities based on these yield differences.

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The direct U.S. Treasury obligations the Portfolio may buy are:
•	U.S. Treasury bills and notes.
•	Variable rate U.S. Treasury obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate.
•	Deposit receipts, which represent interests in component parts of U.S. Treasury Bonds.

The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio may also enter into repurchase agreements involving the U.S. Treasury securities described above. The Portfolio is permitted to invest up to 10% of its assets in repurchase agreements; however, the Portfolio will only enter into repurchase agreements when, in the opinion of BlackRock Advisors, LLC (“BlackRock” or the “Investment Adviser”), prevailing or persistent market conditions warrant it necessary to do so. The Portfolio may also invest in the U.S. Treasury securities described above pursuant to purchase and sale contracts.

    The Portfolio may buy and sell U.S. Treasury securities on a when-issued, delayed-delivery or forward commitment basis. In these transactions, the Portfolio buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Portfolio may also lend its portfolio securities.

Institutional Tax-Exempt Portfolio

     This Portfolio’s objectives are to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term high quality tax-exempt money market securities.

     Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio has adopted a fundamental policy (that may not be changed without shareholder approval) to invest, under normal circumstances, (i) at least 80% of its assets (defined to include net assets plus borrowings for investment purposes) in investments the income from which is exempt from Federal income tax or (ii) its assets so that at least 80% of the income that it distributes will be exempt from Federal income tax. These requirements apply to investments or distributions that are exempt from Federal income tax under both the regular tax rules and the alternative minimum tax rules.

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The short term tax-exempt securities the Portfolio may buy are:

Tax-Exempt Notes — short term municipal debt obligations often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

Tax-Exempt Commercial Paper — short term unsecured promissory notes used to finance general short-term credit needs.

Tax-Exempt Bonds — long-term debt obligations that pay interest exempt from Federal income tax. The Portfolio will only invest in long-term debt obligations that have remaining maturities of 397 days (13 months) or less or that the Portfolio has a contractual right to sell periodically or on demand within that time.

Variable Rate Demand Notes — floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment periodically or on notice. The Portfolio may also buy a participation interest in variable rate demand notes owned by a commercial bank or other financial institution. When the Portfolio purchases a participation interest, it receives the right to demand payment on notice to the owner of the note.

Short Term Tax-Exempt Derivatives — a variety of securities that generally represent the Portfolio’s ownership interest in one or more municipal bonds held by a trust or partnership coupled with a contractual right to sell (put) that interest to a financial institution, periodically or on demand, for a price equal to face value. Income on the underlying municipal bonds is “passed through” the trust or partnership to the Portfolio and other institutions that have an ownership interest. Depending on the particular security, the Portfolio may receive pass-through income at a fixed interest rate or a floating municipal money market interest rate.

The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

The Portfolio does not presently intend to invest more than 25% of its total assets in short term tax-exempt securities of issuers located in the same state.

Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

     The Portfolio may invest up to 20% of its net assets in certain municipal securities, known as “private activity bonds,” which may be subject to the Federal alternative minimum tax. Portfolio management will seek to keep the Portfolio fully invested to maximize the yield on the Portfolio’s portfolio. However, because the Portfolio does not intend to realize taxable investment income, it will not invest in taxable short term money market securities. Therefore, there may be times when the Portfolio has uninvested cash, which will reduce its yield.

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     The Portfolio also may buy or sell short term tax-exempt securities on a when-issued, delayed delivery or forward commitment basis. In these transactions, the Portfolio buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

(c) Risks

     This section contains a summary discussion of the general risks of investing in each Master Fund. As with any mutual fund, there can be no guarantee that a Master Fund will meet its objectives, or that a Master Fund’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Master Funds.

An investment in a Master Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although each Master Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a Master Fund.

Income Risk — Each Master Fund’s yield will vary as the short term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

     Credit Risk — The Premier Institutional Portfolio, the Institutional Portfolio and the Institutional Tax-Exempt Portfolio are subject to credit risk, which is the risk that the issuer of a security owned by the Master Fund will be unable to pay the interest or principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of a Master Fund’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

     Securities issued or guaranteed by the U.S. Government, its agencies, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period interestholders own interests in the Portfolios.

     Selection Risk — Selection risk is the risk that the securities that Portfolio management selects will underperform securities selected by other funds with similar investment objectives and investment strategies.

     Interest Rate Risk — Interest rate risk is the risk that prices of money market securities generally increase when interest rates go down and decrease when interest rates go up. If interest rates rise sharply in a manner not anticipated by Portfolio management, a Portfolio could lose money.

Foreign Securities Risk (Applicable only to Premier Institutional Portfolio and Institutional Portfolio) — The Premier Institutional Portfolio and the Institutional Portfolio may invest in U.S. dollar denominated money market instruments and U.S. dollar denominated short term debt obligations issued by foreign banks and similar institutions. Although a Master Fund will invest in these securities only if Portfolio management determines they are of comparable quality to the Master Fund’s U.S. investments, investing in securities of foreign issuers involves some additional risks that can increase the chances that a Master Fund will lose money. These risks include the possibly higher costs of foreign investing, the possibility of adverse political, economic or other developments and the often smaller size of foreign markets, which may make it difficult for a Master Fund to buy and sell securities in those markets. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

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Repurchase Agreements Risk (Applicable to all the Master Funds, except Institutional Tax-Exempt Portfolio) — If the party with whom a Master Fund has entered into a repurchase agreement fails to meet its obligation under the agreement, the Master Fund may suffer delays and incur costs or even lose money in exercising its rights under the agreement. Treasury Portfolio may invest in repurchase agreements but only as a secondary investment strategy.

Each Master Fund may also be subject to certain other risks associated with its investments and investment strategies, including:

     Borrowing Risk — Each Master Fund may borrow only to meet redemptions. Borrowing may exaggerate changes in the net asset value of Master Fund interests and in the yield on the Master Fund’s portfolio. Borrowing will cost the Master Fund interest expense and other fees. The cost of borrowing money may reduce the Master Fund’s return.

     Securities Lending Risk — Each Master Fund (except Institutional Tax-Exempt Portfolio) may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Fund may lose money and there may be a delay in recovering the loaned securities. The Master Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Master Fund.

     When-Issued and Delayed-Delivery Securities and Forward Commitments Risk — A Master Fund may purchase or sell securities that it is entitled to receive on a when issued basis. A Master Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security that a Master Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, a Master Fund loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

     Illiquid Securities Risk — A Master Fund may invest up to 10% of its assets in illiquid securities that it cannot sell within seven days at approximately current value. If a Master Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

     Reverse Repurchase Agreement Risk (Applicable to all the Master Funds, except Treasury Portfolio and Institutional Tax-Exempt Portfolio) — Reverse repurchase agreements involve the sale of securities held by a Master Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party to the agreement may fail to return the securities in a timely manner or at all. A Master Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Master Fund, including the value of investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to a Master Fund.

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Variable Rate Demand Note (“VRDN”) and Municipal Derivatives Credit Risk (Applicable only to Institutional Tax-Exempt Portfolio) — When the Master Fund invests in variable rate demand notes or short term municipal derivatives, it assumes credit risk with respect to the financial institution providing the Master Fund with the right to demand payment or sell the security. While the Master Fund invests only in short term municipal securities of high quality issuers, or that are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations.

Insurance Risk (Applicable only to Institutional Tax-Exempt Portfolio) — Institutional Tax-Exempt Portfolio may purchase municipal securities that are secured by insurance. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have recently incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. While an insured municipal security will typically be deemed to have the rating of its insurer, if the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. The insurance feature of a municipal security is intended to support the full payment of principal and interest through the life of an insured obligation, but such support is dependent upon the solvency or claims paying ability of the insurer.

Short Term Municipal Derivatives Risk (Applicable only to Institutional Tax-Exempt Portfolio) — Short term municipal derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short term municipal securities. These issues might be resolved in a manner adverse to the Master Fund. For example, the Internal Revenue Service (“IRS”) has never ruled on the subject of whether pass-through income paid to the Master Fund is tax-exempt. The Master Fund receives an opinion of bond counsel that pass-through income is tax-exempt, but that does not mean that the IRS will never rule that pass-through income is taxable.

Municipal Lease Obligations Risk (Applicable only to Institutional Tax-Exempt Portfolio) — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the lease property. However, if the issuer does not fulfill its obligation, it may be difficult to sell the property and the proceeds of a sale may not cover the Master Fund’s loss.

Taxability Risk (Applicable only to Institutional Tax-Exempt Portfolio) — Institutional Tax-Exempt Portfolio intends to minimize the payment of taxable income to shareholders by investing in tax-exempt or municipal securities in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for Federal income tax purposes. Such securities, however, may be determined to pay, or have paid, taxable income subsequent to Institutional Tax-Exempt Portfolio’s acquisition of the securities. In that event, the IRS may demand that Institutional Tax-Exempt Portfolio pay Federal income taxes on the affected interest income, and, if the Portfolio agrees to do so, the Portfolio’s yield could be adversely affected. In addition, the treatment of dividends previously paid or to be paid by the Portfolio as “exempt interest dividends” could be adversely affected, subjecting the Portfolio’s shareholders to increased Federal income tax liabilities. If the interest paid on any tax-exempt or municipal security held by Institutional Tax-Exempt Portfolio is subsequently determined to be taxable, the Portfolio will dispose of that security as soon as reasonably practicable.

(d) Portfolio Holdings

For a discussion of the Master LLC’s policies and procedures regarding selective disclosure of portfolio holdings, see Part B of this Registration Statement.

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Item 5. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser

BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809, manages the investments of the Premier Institutional Portfolio, the Institutional Portfolio and the Institutional Tax-Exempt Portfolio and their business operations subject to the oversight of the Board of Directors of the Master LLC. While the Investment Adviser is ultimately responsible for the management of these Master Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Investment Adviser is an indirect, wholly owned subsidiary of BlackRock, Inc. The Treasury Portfolio and Government Portfolio do not currently have any investments and do not, therefore, currently have an investment advisory agreement in place.

The Investment Adviser has the responsibility for making all investment decisions for the Premier Institutional Portfolio, the Institutional Portfolio and the Institutional Tax-Exempt Portfolio.

     The Master LLC, on behalf of the Premier Institutional Portfolio, the Institutional Portfolio and the Institutional Tax-Exempt Portfolio, has entered into an investment advisory agreement (the “Investment Advisory Agreement”) pursuant to which the Investment Adviser receives a fee, based on each Master Fund’s average daily net assets, at the following annual rates:

Master Fund Name	Management Fee As a % of Average Daily Net Assets
Premier Institutional Portfolio	0.05%*
Institutional Portfolio	0.05%
Institutional Tax-Exempt Portfolio	0.05%

*	The Investment Adviser has agreed to voluntarily waive a portion of its advisory fee. The effect of such waiver is not shown in the table. The Investment Adviser may discontinue such waiver in whole or in part at any time without notice.

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        Pursuant to the Investment Advisory Agreement, the Investment Adviser may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of BlackRock, Inc., to perform investment advisory services with respect to the Master Funds. In addition, the Investment Adviser may delegate certain of its investment advisory functions under the Investment Advisory Agreement to one or more of its affiliates to the extent permitted by applicable law. The Investment Adviser may terminate any or all sub-advisers or such delegation arrangements in its sole discretion at any time to the extent permitted by applicable law.

        The Investment Adviser has a sub-advisory agreement (“Sub-Advisory Agreement”) with BlackRock Institutional Management Corporation (the “Sub-Adviser”), an affiliate, under which the Investment Adviser pays the Sub-Adviser for services it provides a monthly fee at an annual rate equal to a percentage of the advisory fee paid to the Investment Adviser by each of Premier Institutional Portfolio, Institutional Portfolio and Institutional Tax-Exempt Portfolio under the Investment Advisory Agreement between the Investment Adviser and the Master LLC. The Sub-Adviser is responsible for the day-to-day management of each Master Fund’s portfolio.

        A discussion of the basis for the Board of Directors’ approval of the Investment Advisory Agreement and the Sub-Advisory Agreement is included in the Master LLC’s semi-annual report for the fiscal period ended October 31, 2006.

        The Investment Adviser was organized in 1994 to perform advisory services for investment companies. The Sub-Adviser is a registered investment adviser organized in 1977. The Investment Adviser and its affiliates had approximately $1.428 trillion in investment company and other portfolio assets under management as of June 30, 2008.

     From time to time, a manager, analyst, or other employee of the Investment Adviser or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Investment Adviser or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Investment Adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Master LLC are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master LLC.

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Conflicts of Interest

        The investment activities of BlackRock and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock, Inc., The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Master Fund and its shareholders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of a Master Fund. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of a Master Fund. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and/or principal, and have other direct and indirect interests, in the securities, currencies and other instruments in which a Master Fund directly and indirectly invests. Thus, it is likely that a Master Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of a Master Fund and/or that engage in and compete for transactions in the same types of securities, currencies and instruments as the Master Fund. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by a Master Fund and may result in an Affiliate having positions that are adverse to those of the Master Fund. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with a Master Fund. As a result, an Affiliate may compete with a Master Fund for appropriate investment opportunities. The results of a Master Fund’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master Fund could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, a Master Fund may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or an Affiliate advised client may adversely impact a Master Fund. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Master Fund. A Master Fund’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, a Master Fund may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. A Master Fund also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend a Master Fund or who engage in transactions with or for a Master Fund and may receive compensation for such services. A Master Fund may also make brokerage and other payments to an Affiliate in connection with the Master Fund’s portfolio investment transactions.

        Under a securities lending program approved by the Board of Directors with respect to Institutional Portfolio and Premier Institutional Portfolio, the Portfolios have retained an Affiliate of the Investment Adviser to serve as the securities lending agent for the Portfolios to the extent that the Portfolios engage in the securities lending program. For these services, the lending agent may receive a fee from a Portfolio, including a fee based on the returns earned on that Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which a Portfolio may lend its portfolio securities under the securities lending program.

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        The activities of BlackRock and its Affiliates may give rise to other conflicts of interest that could disadvantage a Portfolio and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

(a)(2) Portfolio Managers

     The Institutional Tax-Exempt Portfolio is managed by a team of financial professionals led by William Henderson. The Premier Institutional and Institutional Portfolios are managed by a team of financial professionals led by Thomas Kolimago, CFA.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Master Fund, Feeder Funds would be entitled to their pro rata share of the assets of such Master Fund that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of a Master Fund. A Feeder Fund may withdraw from the Master Fund at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Master Fund. Each Feeder Fund generally will participate in the earnings, dividends and assets of the corresponding Master Fund in accordance with its pro rata interest in the corresponding Master Fund.

Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund at net asset value on any day on which the New York Stock Exchange (the “Exchange”) or the Federal Reserve is open and the bond market is open for trading, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the corresponding Master Fund, please see Item 6 herein.

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Item 6. Shareholder Information.

(a) Pricing of Interests in the Master LLC.

The amortized cost method is used in calculating each Master Fund’s net asset value, meaning that the calculation is based on a valuation of the assets held by each Master Fund at cost, with adjustments for any discounts or premiums on a security at the time of purchase. The net asset value of each Master Fund is the offering price. Interests are also redeemed at their net asset value. The net asset value per interest for purposes of pricing orders for both the purchase and the redemption of Master Fund interest is determined daily on days that the Exchange or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day) and the bond markets are open for trading (“business day”). On any day the Exchange closes early and/or the Security Industry and Financial Markets Association (“SIFMA”) recommends an early close, the time for determination of net asset value of the Master Fund will be 15 minutes following the time that each Master Fund determines, in its discretion, to cease accepting orders for purchases and redemptions of shares. On any business day that the Exchange does not close early and/or the SIFMA does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Boston time) for the Premier Institutional, Institutional and Government Portfolios, and as of 4:00 p.m. (Boston time) for the Institutional Tax-Exempt and Treasury Portfolios.

Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in a Master Fund may add to or reduce its investment in the Master Fund on every business day. The value of each investor’s interest in a Master Fund will be determined by multiplying the net asset value of the Master Fund by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master Fund. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master Fund will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master Fund as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master Fund effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Fund as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Fund by all investors in the Master Fund. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master Fund on the next determination of net asset value of the Master Fund.
(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

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There is no minimum initial or subsequent investment in a Master Fund. However, because each Master Fund intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of any Master Fund at any time for any reason.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

(d) Dividends and Distributions. Not Applicable.

(e) Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders no Master Fund should be adversely affected by short term trading in shares of a Feeder Fund. For this reason, the Board of Directors has not adopted specific policies for the Master LLC to prevent short term trading. See “Your Account—How to Buy, Sell and Transfer Shares—Short Term Trading” in Part A of the Trust Registration Statement for more information.

(f) Tax Consequences.

     The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the series, each Master Fund will be treated for Federal income tax purposes as a separate entity that will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1), or if it has only one Feeder Fund, as an entity the existence of which separate from its Feeder Fund is disregarded for Federal income tax purposes. Thus, each Master Fund will not be subject to any Federal income tax. Based on the status of each Master Fund as a partnership or disregarded entity, each investor in a Master Fund will include in its gross income its share (as determined in accordance with the governing instruments of the Master Fund) of such Master Fund’s ordinary income, capital gains, losses, deductions and credits in determining its Federal income tax liability. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.

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Item 7. Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the corresponding Master Fund and will pay a proportionate share of the Master Fund’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for each Master Fund may reduce certain transaction costs to the extent that contributions to and redemptions from the Master Fund’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the corresponding Master Fund may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Master Fund or withdraws from a Master Fund, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the corresponding Master Fund if the Master Fund voted to change its investment objective, policies or limitations in a manner not acceptable to the Board of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the corresponding Master Fund may affect the investment performance of the Feeder Fund and the Master Fund.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the corresponding Master Fund. When a Feeder Fund is requested to vote on matters pertaining to the corresponding Master Fund, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master Fund proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Trust Registration Statement under “Master/Feeder Structure.”

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PART B
August 28, 2008
Master Institutional Money Market LLC

Item 9. Cover Page and Table of Contents.
This Part B, which is not a prospectus and supplements and should be read in conjunction with the current Part A of Master Institutional Money Market LLC (the “Master LLC”), dated August 28, 2008, as it may be amended from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at 617-342-1600, or write to the Master LLC at One Financial Center, Boston, Massachusetts 02111. The Master LLC’s Part A is incorporated by reference into this Part B and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 38 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Merrill Lynch Funds for Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) dated August 28, 2008, and as may be amended from time to time (the “Trust Registration Statement”). Part A of the Trust Registration Statement includes the prospectus of the Trust. Part B of the Trust Registration Statement includes the statement of additional information of the Trust.

     The Master LLC currently consists of five series — Merrill Lynch Premier Institutional Portfolio (the “Premier Institutional Portfolio”), Merrill Lynch Institutional Portfolio (the “Institutional Portfolio”), Merrill Lynch Government Portfolio (the “Government Portfolio”), Merrill Lynch Treasury Portfolio (the “Treasury Portfolio”) and Merrill Lynch Institutional Tax-Exempt Portfolio (the “Tax-Exempt Portfolio”) (each, a “Master Fund”).

The Master LLC is part of a “master/feeder” structure. The Trust consists of six series — Merrill Lynch Premier Institutional Fund (the “Premier Institutional Fund”), Merrill Lynch Institutional Fund (the “Institutional Fund”), Merrill Lynch Select Institutional Fund (the “Select Institutional Fund”), Merrill Lynch Government Fund (the “Government Fund”), Merrill Lynch Treasury Fund (the “Treasury Fund”) and Merrill Lynch Institutional Tax-Exempt Fund (the “Institutional Tax-Exempt Fund”). Each of the Premier Institutional Fund, Institutional Fund, Select Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in interests of the corresponding series of the Master LLC as set forth in the following chart:

Corresponding Feeder Fund	Corresponding Master Fund
Merrill Lynch Institutional Fund	Merrill Lynch Institutional Portfolio

Merrill Lynch Select Institutional Fund	Merrill Lynch Institutional Portfolio

Merrill Lynch Premier Institutional Fund	Merrill Lynch Premier Institutional Portfolio

Merrill Lynch Institutional Tax-Exempt Fund	Merrill Lynch Institutional Tax-Exempt Portfolio

The Trust currently is the only feeder fund that invests in the Master LLC. The Trust and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”
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Item 10. Master LLC History.

     The Master LLC is an open-end management investment company organized as a Delaware limited liability company. Between October 12, 2001 (the date of first organization) and June 15, 2007, the Master LLC was organized as a statutory business trust under the laws of the State of Delaware. Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Master LLC may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

Item 11. Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Master Fund, the types of securities purchased by each Master Fund, the investment techniques used by each Master Fund, and certain risks relating thereto, as well as other information relating to each Master Fund’s investment programs, is incorporated herein by reference to the section entitled “Investment Objectives and Policies” in Part B of the Trust Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master Fund’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part B of the Trust Registration Statement.

Item 12. Management of the Master LLC.

(a) Management Information
The Board of Directors of the Master LLC consists of thirteen individuals, eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The same individuals serve as Trustees of the Trust. The Directors of the Master LLC are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The non-interested Directors have retained independent legal counsel to assist them in connection with their duties.

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The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee and a Performance Oversight Committee.

The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (chair), Herbert I. London and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Master LLC’s investments; and (8) resolve any disagreements between Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Matina Horner (chair), Cynthia A. Montgomery, Robert C. Robb and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s shareholders as it deems appropriate. The Master LLC’s shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee.

The members of the Compliance Committee are Joseph Platt (chair), Cynthia A. Montgomery and Robert C. Robb, all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Fund’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee.

The members of the Performance Oversight Committee (the “Performance Committee”) are David O. Beim (chair), Toby Rosenblatt (vice chair), Ronald W. Forbes, Rodney D. Johnson and Herbert I. London, all of whom are non-interested Directors, and Richard S. Davis, who is an interested Director. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee.

        For the period from November 1, 2007 to April 30, 2008, the current Audit, Governance, Compliance and Performance Committees each met twice.

Prior to November 1, 2007, the Board then in office had two standing committees, an Audit Committee and a Nominating Committee, each of which consisted of all of the non-interested Directors then in office. During the period May 1, 2007 to November 1, 2007, the Audit Committee met twice and the Nominating Committee met once.

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Biographical Information

Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their address, year of birth, principal occupations for at least the last five years, term of office and length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser or its affiliates (“BlackRock-advised funds”) and any public directorships.

Name, Address & Year of Birth	Position(s) Held with Master LLC	Length of Time Served(b)	Principal Occupation(s) During Past 5 Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Other Directorships held by Director
Non-Interested Directors(a)
David O. Beim(c) 40 East 52nd Street New York, NY 10022 1940	Director	2002 to present	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002.	35 Funds 81 Portfolios	None

Ronald W. Forbes(d) 40 East 52nd Street New York, NY 10022 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	35 Funds 81 Portfolios	None

Dr. Matina Horner(e) 40 East 52nd Street New York, NY 10022 1939	Director	2007 to present	Formerly Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	35 Funds 81 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson(d) 40 East 52nd Street New York, NY 10022 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center since 2002; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2003; Director, The Committee of Seventy (civic) since 2006.	35 Funds 81 Portfolios	None

Herbert I. London 40 East 52nd Street New York, NY 10022 1939	Director	2007 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director of Cerego, LLC (software development and design) since 2005.	35 Funds 81 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 40 East 52nd Street New York, NY 10022 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, Harvard Business School Publishing since 2005; Director, McLean Hospital since 2005.	35 Funds 81 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt, Jr.(f) 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present	Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Partner, Amarna Corporation, LLC (private investment company) since 2002; Director, WQED Multimedia (PBS and Multimedia, a not-for-profit company) since 2002; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partner, LP (private investment) since 1998.	35 Funds 81 Portfolios	Greenlight Capital Re, Ltd (reinsurance company)

Robert C. Robb, Jr. 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	35 Funds 81 Portfolios	None
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Name, Address & Year of Birth	Position(s) Held with Master LLC	Length of Time Served(b)	Principal Occupation(s) During Past 5 Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Other Directorships held by Director
Toby Rosenblatt(g) 40 East 52nd Street New York, NY 10022 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director of Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) since 1997; Formerly Trustee, State Street Research Mutual Funds from 1990 to 2005; Formerly, Trustee, Metropolitan Series Funds, Inc. from 2001 to 2005.	35 Funds 81 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals)

Kenneth L. Urish(h) 40 East 52nd Street New York, NY 10022 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation since 2001; Committee Member/Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants since 2007; President and Trustee, Pittsburgh Catholic Publishing Associates since 2003; Formerly Director, Inter-Tel from 2006 to 2007.	35 Funds 81 Portfolios	None

Frederick W. Winter 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Indotronix International (IT services) since 2004; Director, Tippman Sports (recreation) since 2005.	35 Funds 81 Portfolios	None

Interested Directors(a)(i)

Richard S. Davis 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Formerly Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Formerly Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Formerly Chairman, SSR Realty from 2000 to 2004	185 Funds 295 Portfolios	None

Henry Gabbay 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present	Consultant, BlackRock, Inc. since 2007; Formerly Managing Director, BlackRock, Inc. from 1989 to 2007; Formerly Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; Formerly President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	184 Funds 294 Portfolios	None

(a)	Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
(b)

Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC’s board in 2007, each such Director first became a member of the board of directors of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, Jr., 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.

(c)	Chair of the Performance Oversight Committee.
(d)	Co-Chair of the Board of Directors.
(e)	Chair of the Governance Committee.
(f)	Chair of the Compliance Committee.
(g)	Vice Chair of the Performance Oversight Committee.
(h)	Chair of the Audit Committee.
(i)	Messrs. Davis and Gabbay are both “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates.

23

Certain biographical and other information relating to the officers of the Fund is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Fund Officers(a)

Donald C. Burke 40 East 52nd Street New York, NY 10022 1960	President and Chief Executive Officer	2007 to present

Managing Director of BlackRock, Inc. since 2006; Formerly Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006, First Vice President thereof from 1997 to 2005, Treasurer thereof from 1999 to 2006 and Vice President thereof from 1990 to 1997.

				195 Funds 305 Portfolios	None

Anne F. Ackerley 40 East 52nd Street New York, NY 10022 1962	Vice President	2007 to present

Managing Director of BlackRock, Inc. since 2000; Chief Operating Officer of BlackRock's U.S. Retail Group since 2006; Head of BlackRock's Mutual Fund Group from 2000 to 2006; Merrill Lynch & Co., Inc. from 1984 to 1986 and from 1988 to 2000, most recently as First Vice President and Operating Officer of the Mergers and Acquisitions Group.

				185 Funds 295 Portfolios	None

Neal J. Andrews 40 East 52nd Street New York, NY 10022 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration at PFPC Inc. from 1992 to 2006.	185 Funds 295 Portfolios	None

Jay M. Fife 40 East 52nd Street tNew York, NY 10022 1970	Treasurer	2007 to present

Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Formerly Assistant Treasurer of the MLIM/FAM advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.

				185 Funds 295 Portfolios	None

Brian P. Kindelan 40 East 52nd Street New York, NY 10022 1959	Chief Compliance Officer	2007 to present

Chief Compliance Officer of the BlackRock-advised funds since 2007; Anti-Money Laundering Compliance Officer of the BlackRock-advised funds since 2007; Managing Director and Senior Counsel thereof since 2005; Director and Senior Counsel of BlackRock Advisors, Inc. from 2001 to 2004 and Vice President and Senior Counsel thereof from 1998 to 2000; Formerly Senior Counsel of The PNC Bank Corp. from 1995 to 1998.

				185 Funds 295 Portfolios	None

Howard Surloff 40 East 52nd Street New York, NY 10022 1965	Secretary	2007 to present	Managing Director of BlackRock, Inc. and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; Formerly General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	185 Funds 295 Portfolios	None

(a)	Officers serve at the pleasure of the Board of Directors of the Master LLC.
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Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2007 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Master LLC(a)	Aggregate Dollar Range of Equity Securities in All Supervised Funds
Interested Directors:
Richard S. Davis	None	Over $100,000
Henry Gabbay	None	Over $100,000
Non-Interested Directors:
David O. Beim	None	$50,001-$100,000
Ronald W. Forbes	None	Over $100,000
Dr. Matina Horner	None	Over $100,000
Rodney D. Johnson	None	Over $100,000
Herbert I. London	None	Over $100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt, Jr.	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Kenneth L. Urish	None	None
Frederick W. Winter	None	None

(a)	The Master LLC does not offer its interests for sale to the public.

As of August 6, 2008, the Directors and officers as a group owned an aggregate of less than 1% of the outstanding shares of each Master Fund. As of December 31, 2007, none of the non-interested Directors or their immediate family members owned beneficially or of record any securities in affiliates of the Investment Adviser.

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(c) Compensation of Directors

Each non-interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director to the BlackRock-advised funds, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Board of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committee, Compliance Committee, Governance Committee, and Performance Committee are paid an additional annual retainer of $25,000. The Vice-Chair of the Performance Committee is paid an additional annual retainer of $25,000. The Master LLC compensates the Chief Compliance Officer for his services as its Chief Compliance Officer. The Master LLC may also pay a portion of the compensation of certain members of the staff of the Chief Compliance Officer.

The following table sets forth the compensation earned by the non-interested Directors and Chief Compliance Officer for the fiscal year ended April 30, 2008, and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2007.

Director/Trustee	Compensation from Trust/ Master LLC(h)	Pension or Retirement Benefits Accrued as Part of Trust/ Master LLC Expense	Aggregate Compensation from Trust/Master LLC and other BlackRock- Advised Funds(a)
David O. Beim(b)	$49,947	None	$180,570
Ronald W. Forbes(c)	$35,548	None	$235,183
Dr. Matina Horner(d)	$31,480	None	$226,015
Rodney D. Johnson(c)	$35,548	None	$143,151
Herbert I. London	$28,479	None	$250,136
Cynthia A. Montgomery	$28,479	None	$171,433
Joseph P. Platt, Jr.(e)	$32,406	None	$139,817
Robert C. Robb, Jr.	$28,479	None	$128,151
Toby Rosenblatt(f)	$32,406	None	$226,015
Kenneth L. Urish(g)	$32,406	None	$139,817
Frederick W. Winter	$28,479	None	$128,151

(a)	For the number of BlackRock-advised funds from which each Director received compensation, see the table beginning on p. 20.
(b)	Chair of the Performance Committee.
(c)	Co-Chair of the Board of Directors.
(d)	Chair of the Governance Committee.
(e)	Chair of the Compliance Committee.
(f)	Vice-Chair of the Performance Committee.
(g)	Chair of the Audit Committee.
(h)	For the fiscal year ended April 30, 2008, the Trust and Master LLC paid $425,450 to all non-interested Directors then holding such office.

Mr. Kindelan assumed office as Chief Compliance Officer and Anti-Money Laundering Compliance Officer on November 1, 2007. From November 1, 2007 through April 30, 2008, Mr. Kindelan received $5,487 from Premier Institutional Fund and Premier Institutional Portfolio, $4,911 from Institutional Fund and Institutional Portfolio, $3,422 from Institutional Tax-Exempt Fund and Tax-Exempt Portfolio, $1,119 from Government Fund and $936 from Treasury Fund. Select Institutional Fund commenced operations on February 4, 2008 and has not yet allocated compensation to Mr. Kindelan.

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(d) Sales Loads. Not Applicable.

     (e) Code of Ethics.   The Trust, the Master LLC, the Investment Adviser, the Sub-Adviser and BlackRock Distributors, Inc. (the “Placement Agent”) each has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by a Feeder Fund or Master Fund.

(f) Proxy Voting Policies. Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part B of the Trust Registration Statement.

Item 13. Control Persons and Principal Holders of Securities.

As of August 6, 2008, Merrill Lynch Funds for Institutions Series owned 100% of the interests in the Master LLC.

Item 14. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A. Information relating to the investment management and other services provided to the Master LLC by the Investment Adviser is incorporated herein by reference from the section entitled “Investment Advisory Arrangements — Applicable to the Premier Institutional Fund, the Institutional Fund and the Institutional Tax-Exempt Fund only” in Part B of the Trust Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Trust Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Trust Registration Statement
Item 14(a)	Investment Advisory Arrangements
Item 14(c)	Investment Advisory Arrangements
Item 14(d)	Investment Advisory Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	General Information

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BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania 19406, an affiliate of the Investment Adviser, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BDI receives no compensation for acting as placement agent for the Master LLC.

Item 15. Portfolio Managers.

The Institutional Tax-Exempt Portfolio is managed by a team of financial professionals led by William Henderson. The Premier Institutional and Institutional Portfolios are managed by a team of financial professionals led by Thomas Kolimago, CFA. The portfolio managers are primarily responsible for the day-to-day management of the respective Portfolio and the selections of such Portfolio's investments. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the Trust Registration Statement.

Item 16. Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of the Trust Registration Statement.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of a Master Fund, Feeder Funds would be entitled to share in the assets of such Master Fund that are available for distribution in proportion to their investment in such Master Fund.

Effective June 15, 2007, the Master LLC was organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a Delaware statutory business trust. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Master Fund. Each Feeder Fund will participate in the earnings, dividends and assets of the corresponding Master Fund in accordance with its pro rata interest in the corresponding Master Fund. The Master LLC will not issue share certificates.

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Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.
(a) Purchase of Interests in the Master LLC.

The principal asset of each of the Premier Institutional Fund, the Institutional Fund, the Select Institutional Fund and the Institutional Tax-Exempt Fund is its interest in its corresponding Master Fund, which will be valued at its net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Master Fund interests is determined daily on days that the New York Stock Exchange (the “Exchange”) or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day) and the bond market is open for trading (“business day”). On any business day the Exchange closes early and/or the SIFMA recommends an early close, the time for determination of net asset value of the Master Funds will be 15 minutes following the time that each Master Fund determines, in its discretion, to cease accepting orders for purchases and redemptions of shares. On any business day that the Exchange does not close early and/or the SIFMA does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Boston time) for the Premier Institutional Portfolio, Institutional Portfolio and Government Portfolio, and as of 4:00 p.m. (Boston time) for the Institutional Tax-Exempt Portfolio and the Treasury Portfolio.

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The net asset value of each Master Fund is determined pursuant to the amortized cost method, meaning that the calculation of the Master Fund’s net asset value is based on a valuation of the portfolio securities held by the Master Fund at cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because each Master Fund intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of any Master Fund at any time for any reason.

     A Feeder Fund may withdraw all or a portion of its investment in the corresponding Master Fund on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not Applicable.

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Item 19. Taxation of the Master LLC.

     The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the series, each Master Fund will be treated for Federal income tax purposes as a separate entity that will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1), or if it has only one Feeder Fund, as an entity the existence of which separate from its Feeder Fund is disregarded for Federal income tax purposes. Thus, each Master Fund will not be subject to any Federal income tax. Based on the status of each Master Fund as a partnership or disregarded entity, each investor in a Master Fund will include in its gross income its share (as determined in accordance with the governing instruments of the Master Fund) of such Master Fund’s ordinary income, capital gains, losses, deductions and credits in determining its Federal income tax liability. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.

The Master LLC’s taxable year-end is April 30. Although the Master Funds will not be subject to Federal income tax, they will file appropriate Federal income tax returns.

It is intended that each Master Fund’s assets, income and distributions will be managed in such a way that an investor in the Master Fund will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Master Fund. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the corresponding Master Fund as they are taken into account by the Master Fund.

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The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. Each Master Fund intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Master Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

     Each Master Fund is to be managed in compliance with the provisions of the Code applicable to RICs (including, for the Institutional Tax Exempt Portfolio, the threshold investment requirement for paying exempt-interest dividends) as though such requirements were applied at the Master Fund level. Thus, consistent with its investment objectives, each Master Fund will meet the income and diversification of assets tests of the Code applicable to RICs.

     A Master Fund that invests in obligations of non-U.S. issuers, such as Premier Institutional Portfolio and Institutional Portfolio, may be subject to taxes imposed on interest income paid by non-U.S. issuers and withheld at the source. The United States has entered into tax treaties with many foreign countries that may entitle a Master Fund to a reduced rate of tax or an exemption from tax on such income. It is impossible to determine in advance the effective rate of foreign tax because the amount of assets to be invested in foreign countries is not known.

     Certain transactions and investments of a Master Fund are subject to special tax rules of the Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit certain losses or deductions, or (c) accelerate the recognition of income without a corresponding receipt of cash with which to make distributions necessary to satisfy the distribution requirements applicable to RICs. Operation of these rules could affect the character, amount and timing of income and of distributions to the Feeder Funds. Special tax rules also require a Master Fund to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year) and may result in the recognition of income without a corresponding receipt of cash. Each Master Fund intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

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Item 20. Underwriters.

BDI, 760 Moore Road, King Prussia, Pennsylvania 19406, an affiliate of the Investment Adviser, acts as placement agent for the Master LLC pursuant to the Placement Agent Agreement. Under the Placement Agent Agreement, BDI receives no compensation for acting as placement agent for the Master LLC.
Item 21. Calculation of Performance Data.

Not Applicable.

Item 22. Financial Statements.

The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated into this Part B by reference to the 2008 Annual Report of Merrill Lynch Funds for Institutions Series. You may request copies of the Annual Report at no charge by calling 1-617-342-1600 between 8:30 a.m. and 6:00 p.m. Eastern time, Monday to Friday.

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PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number
1	(a)	—	Certificate of Trust.(a)
	(b)	—	Amendment to Certificate of Trust.(a)
	(c)	—	Amended and Restated Declaration of Trust.(a)
	(d)	—	Certificate of Conversion Converting Master Institutional Money Market Trust to Master Institutional Money Market LLC (the “Registrant”), dated June 15, 2007.(d)
	(e)	—	Certificate of Formation of the Registrant, dated June 15, 2007.(d)
	(f)	—	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(d)
2		—	By-Laws of the Registrant, dated June 15, 2007.(d)
3		—	Portions of the Amended and Restated Limited Liability Agreement and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4	(a)	—	Form of Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC.(d)
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Institutional Management Corporation.(d)
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(c)
8	(a)	—	Subscription Agreement for the acquisition of an interest in the Registrant.(a)
	(b)	—	Securities Lending Agency Agreement between BlackRock Investment Management, LLC and the Registrant dated June 1, 2007.(h)
	(c)	—	Form of Placement Agency Agreement between the Registrant and BlackRock Distributors, Inc. (“BDI”).(d)
9		—	Opinion and Consent of Counsel.(g)
10		—	None.
11		—	None.
12	(a)	—	Certificate of Merrill Lynch Funds for Institutions Series.(a)
13		—	None.
14		—	None.
15		—	Code of Ethics.(e)
16		—	Power of Attorney.(f)
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(a)	Filed as an exhibit to the Registration Statement on Form N-1A pursuant to the Investment Company Act of 1940 of Master Institutional Money Market Trust (File No. 811-10631) (the “Registration Statement”) filed on January 11, 2002.
(b)	Reference is made to the Registrant’s Certificate of Conversion and Certificate of Formation, filed as Exhibits 1(d) and 1(e), respectively; to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9), Article VI (Section 6.1), Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3, 8.6 and 8.8), Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7), Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.3 and 11.5) of the Registrant’s LLC Agreement, filed as Exhibit 1(b) to the Registration Statement; and Article I (Sections 1.1, 1.2, 1.3, 1.4 and 1.5), Article II (Section 2.3), Article III (Sections 3.7 and 3.10), Article V (Sections 5.1 and 5.2) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement).
(c)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873) filed on October 30, 2001.
(d)	Filed as an exhibit to Amendment No. 7 to the Registrant’s Registration Statement filed on August 28, 2007.
(e)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.
(f)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Merrill Lynch U.S.A. Government Reserves (File No. 2-78702), filed on December 21, 2007.
(g)	Incorporated by reference to Amendment No. 3 to the Registrant’s Registration Statement filed on August 26, 2004.
(h)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Merrill Lynch Ready Assets Trust (File No. 2-52771), filed on April 21, 2008.
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Item 24. Persons Controlled By or Under Common Control With The Master LLC.

The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Agreement (the “LLC Agreement”) (Exhibit 1(b) to this Registration Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit

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or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

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Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company against any liability to the Company to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Company.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of The Investment Adviser.

See Item 5 in Part A and Item 14 in Part B of the Registrant’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser, the Sub-Adviser or any of their respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Merrill Lynch Funds for Institutions Series Registration Statement on Form N-1A.

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Item 27. Principal Underwriters.

BDI acts as the principal underwriter or the placement agent for each of the following open-end registered investment companies, including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Commodity Strategies Fund, BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Growth Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Emerging Markets Fund, Inc., BlackRock Global Financial Services Fund, Inc., BlackRock Global Growth Fund Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., BlackRock International Value Trust, BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Mid Cap Value Opportunities Series, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, BlackRock Series, Inc., BlackRock Series Fund, Inc., BlackRock Short-Term Bond Series, Inc., BlackRock Technology Fund, Inc., BlackRock Value Opportunities Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc., Master Value Opportunities LLC, Master Basic Value LLC, Master Focus Growth LLC, Short-Term Master LLC, Master Commodity Strategies LLC, Master Bond LLC, BlackRock Master LLC, Global Financial Services Master LLC, Master Large Cap Series LLC, Quantitative Master Series LLC and Master Institutional Money Market LLC. BDI also acts as the principal underwriter for the following closed-end registered investment companies: Multi-Strategy Hedge Advantage, Multi-Strategy Hedge Opportunities LLC, Master Senior Floating Rate LLC, BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc.

BDI currently acts as distributor for BlackRock Funds, BlackRock Liquidity Funds and BlackRock Bond Allocation Target Shares.
C-6

Set forth below is the information concerning each director, officer or partner of BDI. The principal business address of each such person is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer or employee of the Registrant.
Name	Position(s) With BDI
Thomas Deck	President; Chief Executive Officer
Michael Denofrio	Director
Nicholas Marsini	Director
Rita Adler	Chief Compliance Officer
John Munera	Anti-Money Laundering Officer
Jodi Jamison	Chief Legal Officer
Julie Bartos	Assistant Secretary; Assistant Clerk
Charlene Wilson	Treasurer; Chief Financial Officer; Financial & Operations Principal
Maria Schaffer	Assistant Treasurer; Controller
Bruno Di Stefano	Vice President
Susan K. Moscaritolo	Vice President, Secretary & Clerk
Jason Greim	Assistant Vice President
Carol Bommarito	Assistant Vice President
(c) Not applicable.

C-7

Item 28. Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

(a) Registrant, One Financial Center, 23rd Floor, Boston, Massachusetts 02111.

(b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 (records relating to its functions as placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as Investment Adviser).

(d) BlackRock Institutional Management Corporation, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as sub-adviser).

(e) State Street Bank and Trust Company, P.O. Box 9819, Boston, Massachusetts 02266-8118 (records relating to its functions as custodian, and dividend disbursing agent).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 5 of the Trust’s Part A and Item 12 and Item 14 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

C-8

SIGNATURES

Master Institutional Money Market LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the County of Suffolk and Commonwealth of Massachusetts, on the 28th day of August, 2008.

MASTER INSTITUTIONAL MONEY MARKET LLC

By:	/s/ DONALD C. BURKE (Donald C. Burke, President and Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
	Signature	Title	Date

	/s/ DONALD C. BURKE (Donald C. Burke)	President and Chief Executive Officer (Principal Executive Officer)	August 28, 2008

	/s/ NEAL J. ANDREWS (Neal J. Andrews)	Chief Financial Officer (Principal Financial and Accounting Officer)	August 28, 2008

	DAVID O. BEIM* (David O. Beim)	Director

	RONALD W. FORBES* (Ronald W. Forbes)	Director

	DR. MATINA HORNER* (Dr. Matina Horner)	Director

	RODNEY D. JOHNSON* (Rodney D. Johnson)	Director

	HERBERT I. LONDON* (Herbert I. London)	Director

	CYNTHIA A. MONTGOMERY* (Cynthia A. Montgomery)	Director

	JOSEPH P. PLATT, JR.* (Joseph P. Platt, Jr.)	Director

	ROBERT C. ROBB, JR.* (Robert C. Robb, Jr.)	Director

	TOBY ROSENBLATT* (Toby Rosenblatt)	Director

	KENNETH L. URISH* (Kenneth L. Urish)	Director

	FREDERICK W. WINTER* (Frederick W. Winter)	Director

	RICHARD S. DAVIS* (Richard S. Davis)	Director

	HENRY GABBAY* (Henry Gabbay)	Director

*By:	/s/ DONALD C. BURKE (Donald C. Burke, Attorney-in-Fact)		August 28, 2008

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INDEX TO EXHIBITS
Exhibit Number	Description